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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Plan Administrator of the
CH2M Hill Retirement and Tax-Deferred Savings Plan:

        We consent to the incorporation by reference in the Registration Statement (No. 333-113160) on Form S-8 of our report dated May 27, 2005 with respect to the statements of net assets available for benefits of CH2M Hill Retirement and Tax-Deferred Savings Plan as of December 31, 2004 and 2003, the related statement of changes in net assets available for benefits for the year ended December 31, 2004, and the related supplemental schedules of Schedule H, line 4i—schedule of assets (held at end of year) and Schedule H, line 4j—schedule of non-exempt transactions as of December 31, 2004, which report appears in the December 31, 2004 annual report on Form 11-K of CH2M Hill Retirement and Tax-Deferred Savings Plan.

Ehrhardt Keefe Steiner & Hottman PC

Denver, Colorado
June 29, 2005

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM